CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Fund Service Providers," "Financial Highlights," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated July 25, 2008 on the May 31, 2008 financial statements of the Claymore Exchange-Traded Fund Trust comprised of the Claymore/Morningstar Information Super Sector Index ETF, the Claymore/Morningstar Services Super Sector Index ETF, the Claymore/Morningstar Manufacturing Super Sector Index ETF, the Claymore U.S. Capital Markets Bond ETF, the Claymore U.S. Capital Markets Micro-Term Fixed Income ETF, the Claymore U.S.-1 - The Capital Markets Index ETF, the Claymore/Zacks Dividend Rotation ETF, and the Claymore/S&P Global Dividend Opportunities Index ETF in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post Effective Amendment No. 64 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551).


                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 25, 2008